Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of
Defined Asset Funds--Municipal Investment Trust Fund--Multistate Series--3 (Connecticut, New York, North Carolina, Ohio and Pennsylvania Trusts):

We consent to the use in this Post-Effective Amendment No. 5 to Registration Statement No. 33-47079 of our opinion dated June 6, 1997 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading 'Miscellaneous--Auditors' in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
July 16, 1997